# INTERNATIONAL BUSINESS COMPANIES ACT
# ARTICLES OF AMENDMENT
# (Section 158)

REGISTRAR OF COMMERCIAL ACTIVITIES
FILED
AUG 1 0 2021
Anguilla W.I.

| | | | |
|---|---|---|---|
| **01.** | **Company Name** | Eurasia Energy |
| | **Company Suffix** | Limited |
| | **Language** | English |
| | **Script** | English |
| **02.** | **Company No.** | 51582 |
| **03.** | **Resolution Type** | Director's |
| **04.** | **Date of Adoption of Special Resolution** | 06-AUG-2021 |

**The articles of the company are amended as follows:**

| | | |
|---|---|---|
| **05.** | **Aggregate Par Value of All Shares** | 2,500,000 United States Dollar(s) |
| **06.** | **Maximum Number Of Authorised Shares** | 2,500,000,000 |

**07.**

**Share Class Details**

| SNo | Status | Share Class | Series | Par Value | Total Shares |
|---|---|---|---|---|---|
| 1 | Added | COMMON | - | 0 USD | 2,500,000,000 |

**The rights, privileges, restrictions and conditions attaching to each class of shares**

| SNo | Share Class | Series | Privileges, Rights, Restrictions |
|---|---|---|---|
| 1 | COMMON | - | N/A |

**Restrictions, if any, on the share transfer**

| SNo | Share Class | Series | Restrictions |
|---|---|---|---|
| 1 | COMMON | - | N/A |

**08. Submitted By**

| | |
|---|---|
| **Name** | Graham Crabtree |
| **Office Held** | Director of Registered Agent |

| | | | |
|---|---|---|---|
| **For and on behalf of** | C.E.G. Limited | | |
| **Address** | Heywood House<br>Anguilla<br>British West Indies | **Mailing Address** | P.O. Box 294<br>The Valley<br>Anguilla<br>British West Indies |
| **Date** | 10-Aug-2021 | | |

---

| | | | |
|---|---|---|---|
| **Submitted By** | Graham Crabtree | **Agency** | C.E.G. Limited |
| **Doc Ref No.** | 2-AOA-2577 | | |
| **Digitally signed by** | Graham Crabtree | **Date** | 10-Aug-2021 |

REGISTRAR OF COMMERCIAL ACTIVITIES
FILED
AUG 1 0 2021
Anguilla W.I.